EXHIBIT 99.1

Onfolio Holdings Inc. Acquires Eastern Standard Business

WILMINGTON, Del., October 22, 2024 (GLOBE NEWSWIRE) -- Onfolio Holdings Inc. (Nasdaq: ONFO, ONFOW) (the "Company" or "Onfolio"), a company that acquires and manages a diversified portfolio of online businesses, today announced that it has successfully completed the previously disclosed transaction to acquire the majority interest in the assets of Eastern Standard, LLC.

Eastern Standard provides clients with digital marketing services including integrated branding, and digital customer experiences. Their past client roster includes Neil de Grass Tyson, and Cornell Law, among others.

For the fiscal year ended 12/31/2023, Eastern Standard generated approximately $4,000,000 in revenue and $630,000 in unaudited adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”).

Onfolio purchased 70% of Eastern Standard for a total of $1,660,000, through the issuance of $410,000 of Series A Preferred Shares and two secured promissory notes totaling $1,250,000. The acquisition was completed without Onfolio Holdings paying any upfront cash or issuing any common shares, and the Series A Preferred Shares and secured promissory notes issued by Onfolio are not convertible into Onfolio common shares.

Onfolio's Special Purpose Vehicles "Onfolio Agency SPV LLC" and “Onfolio Agency SPV 2, LLC,” paid a combined $500,000 for a 20% interest in the Eastern Standard business.

“We continue to maintain an active pipeline of profitable companies we can acquire and expect that our Special Purpose Vehicle model, along with our non-convertible Series A Preferred Shares, will continue to play an important part of our future acquisitions,” commented Onfolio CEO Dominic Wells“.

A Form 8-K relating to the Eastern Standard  transaction was filed with the Securities and Exchange Commission on October 22, 2024 and is available on the SEC’s website at www.sec.gov.

About Eastern Standard

Eastern Standard, a Philadelphia-based combined web and branding agency since 2014, was created to help clients navigate the creation of integrated branding and digital customer experiences. Using a data-first approach, Eastern Standard blends strategy, creativity, and technology to drive end-to-end brand and digital transformation. Visit www.EasternStandard.com to learn more.

About Onfolio Holdings

Onfolio acquires and manages a diversified portfolio of online businesses. Onfolio acquires business that meet its investment criteria, being that such businesses operate in sectors with long-term growth opportunities, have positive and stable cash flows, face minimal threats of technological or competitive obsolescence and can be managed by our existing team or have strong management teams largely in place. The Company excels at finding acquisition opportunities where the seller has not fully optimized their business, and Onfolio's experience and skillset allows it to add increased value to these existing businesses. Visit www.onfolio.com for more information.

Safe Harbor Statement

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words "may," "will," "should," "plans," "explores," "expects," "anticipates," "continues," "estimates," "projects," "intends," and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, delays due to issues with outsourced service providers, those events and factors described by us under the caption "Risk Factors" included in our SEC filings and other risks to which our Company is subject, and various other factors beyond the Company's control.

Investor Contact

investors@onfolio.com